EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8, (File No. 333-89994, File No. 333-87534, File No. 33-30473, File No. 33-42615, File No. 333-81163, File No. 2-20604, File No. 2-56744, and File No. 333-80971) of The Dixie Group, Inc. of our report dated February 19, 2004, with respect to the consolidated financial statements and schedule of The Dixie Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 27, 2003.

ERNST & YOUNG LLP

Chattanooga, Tennessee

March 26, 2004